CASH ACCUMULATION TRUST
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102




November18, 2005



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:	Cash Accumulation Trust
File No. 811-4060


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the annual period ended September 30, 2005. The enclosed is being filed electronically via the EDGAR System.

Yours truly,


							/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 18th day of November 2005.



Cash Accumulation Trust



Witness:  /s/ Floyd L. Hoelscher				By:  /s/ Jonathan D. Shain
Floyd L. Hoelscher				Jonathan D. Shain
					Assistant Secretary





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